EXHIBIT 10.02

Tim Dohse, CEO (928) 360-8794 timdohse@hotmail.com

December 2, 2022

Tautachrome Inc.

1846 E Innovation Park Drive

Oro Valley, AZ 85755

Dear Mr. LaMountain:

2022 Fee Waiver Agreement

Reference is made to the technology license granted by Arknet Inc, an Arizona corporation (“Arknet”), to Tautachrome Inc., a Delaware corporation (“Tautachrome”), on or about October 17, 2018 such license (the “License”), which permits Tautachrome to develop and commercialize Licensed Products (as that term is defined in the License).

As you are aware, under the terms of the License, Tautachrome is obligated to pay Arknet certain fees each year under the License (the “Annual Fees”), which to date remain unpaid.

Reference is also made to that letter agreement of November 19, 2020 between Arknet and Tautachrome (the “Parties”) in which the Parties agreed that those Annual Fees were to be suspended by Arknet (the “2020 Waiver Agreement”) until such year (the “Bogie Year”) as the annual Tautachrome revenues that are derived from the commercialization of the Licensed Products first reach $500 million or above (the “Revenue Bogie”).

The purpose of this letter is to revoke the 2020 Waiver Agreement and, on the date hereof, to execute a new fee agreement (the “2022 Fee Waiver Agreement”).

Arknet therefore makes the following fee 2022 Fee Waiver Agreement offer to Tautachrome, which offer is open for acceptance until 5:00 p.m. MT today, December 2, 2020:

1.	The Parties agree that the 2020 Waiver Agreement is herewith voided and all Annual Fees heretofore owed by Tautachrome to Arknet are herewith cancelled.

2.	Until the 31st of December in the Bogie Year (the “Bogie Date”), Tautachrome will owe no Annual Fees to Arknet.

3.	Within 90 days after the Bogie Date, Tautachrome shall pay Arknet in one lump the amount shown for that Bogie year in the Bogie Chart shown as Attachment 1 hereto.

4.	Unless expressly modified by this Letter, all terms of the License shall remain unchanged for the duration of its term.

If Tautachrome agrees to the above, please sign one copy of this letter in the space provided below and return it to me at the above address. By countersigning this letter, Tautachrome hereby irrevocably and unconditionally agrees to the foregoing.

This letter may be executed in counterparts and may be delivered by scanned format through email transmission, and all such counterparts shall constitute one and the same instrument.

No amendment, waiver or modification of this letter shall be effective without an instrument in writing executed by all parties hereto.

ARKNET INC.

By:	/s/ Tim Dohse
Tim Dohse, CEO

ACCEPTED AND AGREED

TAUTACHROME INC.

By: /s/ David LaMountain

David LaMountain, CEO

Arknet, Inc.	1846 E Innovation Park Drive	Oro Valley, Arizona 85755

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Attachment 1

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